EXHIBIT 99.1

Nixxy Appoints Capital Markets Veteran Debra Chen Volpone to CEO and Board Member

NEW YORK, NY / ACCESSWIRE / January 3, 2025 / Nixxy, Inc, (Nasdaq:NIXX), or "the Company," today announced the appointment of Debra Chen Volpone as Chief Executive Officer and a member of the Board, effective immediately. This marks a pivotal step in the Company's growth strategy where she will lead the company forward through the acquisition, adoption, and development of consumer-facing AI & data-driven technologies. As a first step, Ms. Volpone will spearhead the recapitalization, consolidation, and digital transformation of the $11 billion global gift retailing industry, as it advances discussions to acquire wholesale gift agency JustGot2HaveIt, Inc. ("JG"), previously announced on November 1, 2024.

With over 20 years of senior executive and consulting experience, Ms. Volpone has driven shareholder value for more than 300 publicly traded companies through capital markets strategy, corporate development, and investor communications. In her new role, she will leverage her expertise to drive digital transformation and pioneer the Company's roadmap for 2025.

Commenting on her appointment, Ms. Volpone said, "At the core, Nixxy is a disruptor-acquiring transformative technologies and leveraging them to connect industries through intelligent data, driving efficiencies and value within these silos. I'm excited to lead this initiative and shape the future of Nixxy by scaling innovation and unlocking growth across key sectors. As part of this strategy, our discussions with JG are advancing, and we see it as the first step toward retail transformation. Together, these efforts mark the beginning of a bold roadmap for consolidation, innovation, and creating long-term value for our shareholders."

Evan Sohn, Nixxy Chairman of the Board, stated, "Debra's leadership will be instrumental in guiding Nixxy through this pivotal phase. Her deep expertise in capital markets and corporate strategy aligns perfectly with our vision to revolutionize Nixxy as a global leader in consumer-driven technology. We are excited to have her at the helm as we accelerate our growth, drive digital transformation, and unlock long-term value for our shareholders."

Debra Chen Volpone Bio

Ms. Volpone brings a wealth of experience in capital markets, corporate governance, and global business leadership to her role as CEO. Most recently, she served since 2013 as Director for a leading, Los Angeles-based boutique corporate communications firm. Previously, she was president of Oxford Metrica, a UK-based financial consulting firm specializing in board advisory, due diligence for M&A, and risk analytics for banks, insurers, and asset managers.

Earlier in her career, she was executive officer of Nasdaq-listed China Cablecom Holdings, where she played a pivotal role in driving shareholder value and operational growth. From 2008 to 2011, she served as president of China Networks International Holdings, a publicly traded media company that provided global advertising services. Ms. Volpone is founder of Icon Media, a strategic consultancy serving clients in U.S. and global markets. Initially, she began her career on Wall Street at Lehman Brothers and JP Morgan, where she specialized in global derivatives and currency swaps.

She earned her B.S. in Finance from Binghamton University's School of Management and studied accounting at the University of Melbourne. Additionally, she completed the Harvard Business School's executive program, focusing on corporate boards.

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About Nixxy

Nixxy (Nasdaq:NIXX) is committed to transforming traditional markets through advanced technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovative solutions, Nixxy aims to unlock potential growth opportunities. The Company focuses on sectors poised for digital innovation, leveraging data and technology to potentially disrupt conventional business models.

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as ‘anticipates,' ‘believes,' ‘expects,' ‘intends,' ‘plans,' and ‘may,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, as they involve inherent risks and uncertainties. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Contact

IR@nixxy.com

SOURCE: Nixxy, Inc.

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